UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TEEKAY TANKERS LTD.
(Exact name of registrant as specified in its charter)

REPUBLIC OF THE MARSHALL ISLANDS (Jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Bayside House
Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59212
Nassau, Commonwealth of the Bahamas
(Address of principal executive offices, including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Class A Common Stock, par value $0.01 per share	Name of each exchange on which each class is to be registered New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐
Securities Act registration statement file number to which this form relates: 333-147798
Securities to be registered pursuant to Section 12(g) of the Act: None

TABLE OF CONTENTS

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.     Description of Registrant’s Securities to be Registered.
A description of the Class A Common Stock, par value $0.01 per share, of Teekay Tankers Ltd. (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1, as amended
(Registration No. 333-147798), filed with the Securities and Exchange Commission on December 3, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2.     Exhibits.
None.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
          Date: December 3, 2007

TEEKAY TANKERS LTD.
By:	/s/ Bjorn Moller
	Name:	Bjorn Moller
	Title:	Chief Executive Officer